Exhibit 99.1

NEWS RELEASE

Marvell® Technology Group Ltd. Reports

Record First Quarter Fiscal 2006 Results

Sunnyvale, CA. (May 19, 2005) – Marvell® Technology Group Ltd. (NASDAQ: MRVL), the technology leader in the development of extreme broadband communications and storage solutions, today reported financial results for its first fiscal quarter ended April 30, 2005.

Net revenue for the first quarter of fiscal 2006 was a record $364.8 million, an increase of 35% over net revenue of $269.6 million for the first quarter of fiscal 2005 and a 7% sequential increase from net revenue of $340.3 million for the fourth quarter of fiscal 2005.  Net income under generally accepted accounting principles (GAAP) was $63.5 million, or $0.20 per share (diluted), for the first quarter of fiscal 2006, compared with a net income under GAAP of $14.5 million, or $0.05 per share (diluted), for the first quarter of fiscal 2005.

Marvell reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma.  Pro forma net income, where applicable, excludes the effect of amortization and write-off of acquired intangible assets and other and amortization of stock-based compensation.  Pro forma net income was $84.2 million, or $0.27 per share (diluted), for the first quarter of fiscal 2006, compared with pro forma net income of $49.1 million, or $0.17 per share (diluted), for the first quarter of fiscal 2005.  Shares used in computing net income per share for the first quarter of fiscal 2006 increased to 310.7 million, compared with 293.2 million for the first quarter of fiscal 2005.

These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.  A reconciliation of GAAP net income to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company’s operations.  Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

“Q1 was another very strong quarter for Marvell with record revenues and profits,” stated Dr. Sehat Sutardja, Marvell’s President and CEO. “We currently enjoy strong momentum across all of our served markets and continue to execute strongly on our business strategies.  As we continue to grow in our existing markets, we are also focused on aggressively expanding our portfolio of technologies and developing products for new market opportunities.”

Revenue for the first quarter was a record for Marvell and represented the 30th consecutive quarter of sequential revenue growth.  During the quarter, Marvell continued to generate strong positive cash flows and reported its highest level of cash, cash equivalents and short-term investments with a balance of $726.8 million.  The following is a review of fiscal first quarter highlights:

•                  Marvell announced the world’s first silicon solution that embeds WLAN into digital cordless phones, VoIP phones, video phones and other consumer electronic devices.  The Marvell 88W8385 is the first chip to provide complete 802.11 a/b/g WLAN processing for these consumer platforms by offering embedded CPU and sufficient on-chip memory for complete host off-load processing.  Additionally, the Marvell solution provides support for high-speed SDIO, SPI and other serial interfaces for reduced footprint.

•                  Earlier this month at Network Interop 2005 in Las Vegas, Marvell demonstrated its leadership position in the switching market.  During this show, Marvell displayed customer equipment covering the very high-end metro class equipment to the high-volume value class switches.  Marvell also announced a number of products including the Prestera™ 98DX2x3, which provides wire-speed IPv4/IPv6 routing, flexible policy-based security and QoS engines, and comprehensive network shield for protecting against denial of service attacks.  Additionally, Marvell and NextHop Technologies, Inc. intend to introduce an integrated wireless LAN switching solution based on Marvell’s Prestera chipset and integrated Wireless LAN Controller Software from NextHop.

•                  Freescale Semiconductor, Inc. and Marvell announced plans to offer WLAN solutions for mobile devices through Freescale’s wireless platforms.  Together, Marvell and Freescale plan to provide WLAN capability into mobile handsets, smartphones and entertainment devices.  Freescale customers will receive Marvell’s IEEE 802.11 reference designs, ICs, software and tools to simplify customer development and time-to-market.  Complementing Freescale’s market-leading 3G Innovative Convergence™ and EDGE Mobile Extreme Convergence platforms, as well as i.MX applications processor family, Marvell has a complete multi-mode, lower power IEEE 802.11 product line enabling connectivity using 802.11b, 802.11g or 802.11a/b/g.

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its first quarter financial results.  To listen to the conference call, investors can dial (706) 679-0800 approximately ten minutes prior to the initiation of the teleconference and refer to conference code 5618271.  Replay of the conference call will be available until May 26, 2005 at midnight PST by dialing (706) 645-9291.  The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section.  Replay on the Internet will be available until May 19, 2006.

The financial results included in this release are unaudited.

About Marvell

Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH.  MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.   These statements include those relating to execution of our business strategies, continued growth in our existing markets, expanding our portfolio of technologies and developing products for new opportunities, our intent to introduce integrated wireless LAN switching solutions, our plans to offer WLAN solutions for mobile devices and our plans to provide WLAN capability into mobile handsets, smartphones and entertainment devices.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements are not guarantees of results and are subject to risks and uncertainties.  Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders.  For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Additional Factors That May Affect Future Results” in Marvell’s annual report on Form 10-K for the fiscal year ended January 29, 2005.  We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are trademarks of Marvell.  All other trademarks are the property of their respective owners.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	April 30, 2005	May 1, 2004

Net revenue	$364,770	$269,577
Cost of goods sold	175,244	127,836
Gross profit	189,526	141,741
Operating expenses:
Research and development	71,898	63,272
Selling and marketing	20,989	18,701
General and administrative	6,738	6,837
Amortization of stock-based compensation	871	1,388
Amortization/write-off of acquired intangible assets and other	19,759	33,258
Total operating expenses	120,255	123,456
Operating income	69,271	18,285
Interest and other income, net	3,612	1,672
Income before income taxes	72,883	19,957
Provision for income taxes	9,351	5,460
Net income	$63,532	$14,497

Basic net income per share	$0.23	$0.05
Diluted net income per share	$0.20	$0.05

Weighted average shares — basic	278,793	264,478
Weighted average shares — diluted	310,736	293,174

Marvell Technology Group Ltd.

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	April 30, 2005	May 1, 2004

Net revenue	$364,770	$269,577
Cost of goods sold	175,244	127,836
Gross profit	189,526	141,741
Operating expenses:
Research and development	71,898	63,272
Selling and marketing	20,989	18,701
General and administrative	6,738	6,837
Total operating expenses	99,625	88,810
Operating income	89,901	52,931
Interest and other income, net	3,612	1,672
Income before income taxes	93,513	54,603
Provision for income taxes	9,351	5,460
Pro forma net income	$84,162	$49,143

Basic pro forma net income per share	$0.30	$0.19
Diluted pro forma net income per share	$0.27	$0.17

Weighted average shares — basic	278,793	264,478
Weighted average shares — diluted	310,736	293,174

Reconciliation of GAAP net income to pro forma net income:
GAAP net income	$63,532	$14,497
Amortization of stock-based compensation	871	1,388
Amortization/write-off of acquired intangible assets and other	19,759	33,258
Pro forma net income	$84,162	$49,143

The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results.  The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net income under generally accepted accounting principles for the impact of non cash stock-based compensation charges, non-cash charges associated with purchase accounting and other write-off related expenses.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	April 30, 2005	January 29, 2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$726,771	$660,014
Accounts receivable, net	205,143	200,954
Inventory, net	113,225	128,889
Prepaid expenses and other current assets	64,499	27,937
Total current assets	1,109,638	1,017,794
Property and equipment, net	188,548	161,770
Goodwill and acquired intangible assets	1,540,877	1,560,636
Other noncurrent assets	53,679	48,762
Total assets	$2,892,742	$2,788,962

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$122,300	$129,728
Accrued liabilities	52,508	52,740
Income taxes payable	2,418	3,195
Deferred income	18,513	15,938
Current portion of capital lease obligations	16,309	13,204
Total current liabilities	212,048	214,805
Capital lease obligations	24,836	11,590
Other long-term liabilities	74,635	65,137
Total liabilities	311,519	291,532

Shareholders’ equity:
Common stock	559	555
Additional paid-in capital	3,055,315	3,035,200
Deferred stock-based compensation	(2,528)	(3,400)
Accumulated other comprehensive loss	(2,537)	(1,807)
Accumulated deficit	(469,586)	(533,118)
Total shareholders’ equity	2,581,223	2,497,430
Total liabilities and shareholders’ equity	$2,892,742	$2,788,962